Exhibit 99(a)(4)

EXCHANGE OFFER

OF

EUROPE ACQUISITION, INC.
AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

UNITEDGLOBALCOM, INC.

FOR SHARES OF COMMON STOCK

OF

UGC EUROPE, INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 4, 2003, WHICH DATE MAY BE EXTENDED.

October 6, 2003

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        We have been appointed by Europe Acquisition, Inc. ("Europe Acquisition"), a Delaware corporation and an indirect wholly-owned subsidiary of UnitedGlobalCom, Inc., a Delaware corporation ("United"), to act as Dealer Manager in connection with Europe Acquisition's offer to exchange 9.0 shares of the Class A common stock of United ("United Shares") for each outstanding share of common stock, par value $0.01 per share ("UGC Europe Shares"), of UGC Europe, Inc., a Delaware corporation ("UGC Europe"), not owned by United or its subsidiaries, upon the terms and subject to the conditions set forth in the Prospectus, dated October 6, 2003 (the "Prospectus"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold UGC Europe Shares registered in your name or in the name of your nominee.

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 4, 2003, WHICH DATE MAY BE EXTENDED (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

        For your information and for forwarding to your clients for whom you hold UGC Europe Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.     The Prospectus, dated October 6, 2003.

          2.     The Letter of Transmittal for your use in accepting the Exchange Offer and tendering UGC Europe Shares and for the information of your clients.

          3.     The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates evidencing UGC Europe Shares are not immediately available, or if the procedures for tendering UGC Europe Shares set forth in "Chapter II—The Transaction—The Exchange Offer, Procedure for Tendering Shares" in the Prospectus cannot be completed on or prior to the Expiration Date.

          4.     A printed form of letter which may be sent to your clients for whose accounts you hold UGC Europe Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

        Please note the following:

          1.     The consideration per UGC Europe Share is 9.0 United Shares, as described in the Prospectus.

          2.     The Exchange Offer is being made for all outstanding UGC Europe Shares not owned by United or its subsidiaries.

          3.     The Exchange Offer is being made without the prior approval of the UGC Europe board of directors.

          4.     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 4, 2003, WHICH DATE MAY BE EXTENDED BY EUROPE ACQUISITION.

          5.     The Exchange Offer is conditioned upon, among other things, (1) the "Minimum Tender Condition" being satisfied, meaning that a majority of UGC Shares have been validly tendered and not properly withdrawn on or prior to the Expiration Date, excluding UGC Europe Shares owned by United, Liberty Media Corporation ("Liberty"), United's or Liberty's respective subsidiaries, or the respective officers and directors of United, Liberty or UGC Europe, and (2) unless waived by Europe Acquisition, the "90% Condition" being satisfied, meaning that a sufficient number of UGC Europe Shares have been validly tendered and not properly withdrawn, such that following the acceptance of such UGC Europe Shares for exchange pursuant to the Exchange Offer, United and its subsidiaries will collectively own at least 90% of the issued and outstanding UGC Europe Shares, determined on a fully diluted basis. The Exchange Offer is also subject to the other conditions set forth in the Prospectus. See "Chapter II—The Transaction—The Exchange Offer— Certain Conditions of the Exchange Offer" in the Prospectus.

          6.     Cash will be paid in lieu of any fraction of a United Share to which a stockholder would be entitled. U.S. Stockholders who fail to complete and sign the Internal Revenue Service Form W-9 attached to the Letter of Transmittal, and foreign stockholders who fail to complete and sign an appropriate Internal Revenue Service Form W-8, may be subject to a required federal backup withholding tax of 28% in connection with the Exchange Offer.

          7.     Notwithstanding any other provision of the Exchange Offer, exchange for UGC Europe Shares accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (a) certificates evidencing such UGC Europe Shares (or a confirmation of a book-entry transfer of such UGC Europe Shares (a "Book-Entry Confirmation") into the Exchange Agent's account at The Depository Trust Company), (b) a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Letter of Transmittal) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for UGC Europe Shares or Book-Entry Confirmations with respect to UGC Europe Shares and all other required documents are actually received by the Exchange Agent.

        In order to take advantage of the Exchange Offer, certificates for all tendered UGC Europe Shares in proper form for transfer (or a Book-Entry Confirmation with respect to all such shares), together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal), and any other required documents must be received by the Exchange Agent on or prior to the Expiration Date, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        Any stockholder who desires to tender UGC Europe Shares and whose certificates for UGC Europe Shares are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required documents to the Exchange Agent prior to the Expiration Date, may tender such UGC Europe Shares by following the procedures for guaranteed delivery set forth in "Chapter II—The Transaction—The Exchange Offer, Procedure for Tendering Shares" in the Prospectus.

        Europe Acquisition will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of UGC Europe Shares pursuant to the Exchange Offer (other than the Dealer Manager, the Exchange Agent and the Information Agent as described in the Prospectus). Europe Acquisition will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Europe Acquisition will only pay transfer taxes imposed on Europe Acquisition in connection with the transfer of UGC Europe Shares pursuant to the Exchange Offer.

        Any inquiries you may have with respect to the Exchange Offer should be addressed to Credit Suisse First Boston LLC, the Dealer Manager for the Exchange Offer, at Eleven Madison Avenue, New York, New York 10010-3629, telephone number (800) 881-8320 (call toll free) or to Mellon Investor Services LLC, the Information Agent for the Exchange Offer, at 85 Challenger Road, Ridgefield Park, NJ 07660, telephone number (888) 566-9475 (call toll free).

        Requests for additional copies of the enclosed materials may also be directed to the Information Agent at the above addresses and telephone numbers.

Very truly yours,
CREDIT SUISSE FIRST BOSTON LLC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF EUROPE ACQUISITION, UNITED, THE DEALER MANAGER, THE INFORMATION AGENT, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.